Exhibit 5.1

701 Brickell Avenue, Suite 3300 | Miami, FL 33131 | T 305.374.8500 | F 305.789.7799

Holland & Knight LLP | www.hklaw.com

June 1, 2023

BurgerFi International, Inc.

200 West Cypress Creek Rd., Suite 220

Fort Lauderdale, FL 33309

Re:	BurgerFi International, Inc. Registration Statement on Form S-3 (Registration No. 333-268585)

Ladies and Gentlemen:

We have acted as counsel to BurgerFi International, Inc., a Delaware corporation (the “Company”), in connection with the registration and issuance by the Company of 2,868,853 shares of the Company’s common stock, par value $0.0001 (the “Shares”), in a registered direct offering pursuant to a Registration Statement on Form S-3, as amended (File No. 333-268585) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the related prospectus dated December 8, 2022 (the “Base Prospectus”) and the prospectus supplement dated June 1, 2023, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (the “Prospectus Supplement”). The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.” The Shares are to be sold by the Company as described in the Registration Statement and the Prospectus, pursuant to the Stock Purchase Agreement, dated June 1, 2023 (the “Stock Purchase Agreement”), between the Company and the institutional investor named in the Stock Purchase Agreement.

We have acted as your counsel in connection with the preparation of the Prospectus Supplement. We are familiar with the proceedings taken by the Board of Directors of the Company in connection with the authorization, issuance and sale of the Shares. We have examined all such documents as we have considered necessary in order to enable us to render this opinion, including, but not limited to, (i) the Registration Statement, (ii) the Base Prospectus, (iii) the Prospectus Supplement, (iv) the Stock Purchase Agreement, (v) the Company’s Amended and Restated Certificate of Incorporation, as amended, (vi) the Company’s Second Amended and Restated Bylaws, as amended, (vii) certain resolutions adopted by the Board of Directors of the Company (the “Directors’ Resolutions”), (viii) corporate records and instruments, and (iv) such laws and regulations as we have deemed necessary for the purposes of rendering the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the authenticity of and conformity to originals of such documents that have been presented to us as photostatic copies, the accuracy, completeness and authenticity of certificates of public officials, the due execution and delivery of all documents (except that no such assumption is made as to the Company) where due execution and delivery are a prerequisite to the effectiveness thereof, and that the Shares will be issued against payment of valid consideration under applicable law. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers of the Company.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor in accordance with the Stock Purchase Agreement and the Directors’ Resolutions, will be validly issued, fully paid and non-assessable.

The opinion herein is limited to the corporate laws of the State of Delaware, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Delaware. To the extent that any matter as to which our opinion expressed herein would be governed by the laws of any jurisdiction other than the State of Delaware, we do not express any opinion on such matter.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that may change the opinion expressed herein after the date hereof.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement included in the Registration Statement and to the filing of this opinion as an exhibit to a current report of the Company on Form 8-K which is incorporated by reference in the Registration Statement and the Prospectus. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Holland & Knight LLP

HOLLAND & KNIGHT LLP

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